EXHIBIT 19

          Proxy Statement for Company's Annual Meeting of Stockholders

                            EMCLAIRE FINANCIAL CORP.
                          EMLENTON, PENNSYLVANIA 16373

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP.:

                  Notice is hereby given that the Annual Meeting of Shareholders of Emclaire Financial Corp. (the "Corporation") will be held at 7:00 p.m., prevailing time, on Wednesday, May 21, 1997, at the Holiday Inn, I-80 and Route 68, Clarion, Pennsylvania 16214, for the following purposes:

                  1. To elect four (4) Class C directors to serve for 3-year terms and until their successors are duly elected and qualified;

                  2. To ratify the selection of S. R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, as the independent auditors of the Corporation for the fiscal year ending December 31, 1997; and

                  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                  Only those shareholders of record at the close of business, at 5:00 p.m., on Monday, April 7 , 1997, will be entitled to notice of and to vote at the Annual Meeting.

                  A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996, is being mailed with this notice.

                  You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

                                 By Order of the Board of Directors,



                                 David L. Cox, President

April 14, 1997

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 21, 1997

                                     GENERAL

Introduction, Date, Place and Time of Meeting

                  This Proxy Statement is being furnished for the solicitation by the Board of Directors of Emclaire Financial Corp. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation ("Annual Meeting") to be held at the Holiday Inn, I-80 and Route 68, Clarion, Pennsylvania 16214, on Wednesday, May 21, 1997, at 7:00 p.m. prevailing time, or at any adjournment or postponement of the Annual Meeting.

                  The main office of the Corporation is located at The Farmers National Bank of Emlenton (the "Bank"), 612 Main Street, Emlenton, Pennsylvania 16373. The telephone number for the Corporation is (412) 867-2311. All inquiries should be directed to David L. Cox, President. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on April 14, 1997.

Solicitation

                  Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the four (4) nominees for Class C Director named below and for the approval of S. R. Snodgrass, A.C., Certified Public Accountants as the independent auditors for the fiscal year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

                  The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by telefacsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Right of Revocation

                  A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Ronald L. Larimore, Secretary, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, telephone: (412) 867-2311; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Quorum

                  At the close of business on April 7, 1997, the Corporation had outstanding 1,030,000 shares of common stock, $1.25 par value. A majority of the outstanding shares will constitute a quorum at the Annual Meeting.

                  Only holders of common stock of record at the close of business on April 7, 1997, will be entitled to notice of and to vote at the Annual Meeting. On all matters to come before the Annual Meeting, each share of common stock is entitled to one (1) vote.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

                  The following table sets forth, as of April 7, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of five percent (5%) or more the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.

                                                             Percent of Outstanding
                                Shares Beneficially               Common Stock
Name and Address                    Owned (1)                  Beneficially Owned
----------------               ------------------             ---------------------

Barbara C. McElhattan             63,140(2)                           6.13%
P. O. Box 515
Emlenton, PA 16373

Bernadette H. Crooks              82,840(3)                           8.04%
RR 1, Box 368
Clarion, PA 16214

Mary E. Dascombe                  86,262(4)                           8.37%
6906 Buckhead Drive
Raleigh, NC  27609

George W. Freeman                 76,800(5)                            7.46%
P. O. Box 667
Knox, PA 16232

--------------------
(1) See footnote (1) under the following caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for the definition of "beneficial ownership."
(2) Of the 63,140 shares beneficially owned by Mrs. McElhattan, 31,980 shares are owned individually, 26,640 shares are owned jointly with her spouse, and 4,520 shares are owned individually by her spouse.
(3) Of the 82,840 shares beneficially owned by Mrs. Crooks, 73,240 shares are owned individually and 9,600 shares are owned individually by her spouse.
(4) Of the 86,262 shares beneficially owned by Mrs. Dascombe, 61,320 shares are owned individually, 2,550 shares are owned jointly with her spouse, and 22,392 shares are owned individually by her spouse.
(5) Of the 76,800 shares beneficially owned by Mr. Freeman, 74,700 shares are owned individually and 2,100 shares are owned individually by his spouse.

Beneficial Ownership by Officers, Directors and Nominees

                  The following table sets forth as of April 7, 1997, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

Name of Individual                Amount and Nature of                 Percent
or Identity of Group            Beneficial Ownership(1)(2)             of Class
--------------------            --------------------------             --------


Dr. Clinton R. Coulter (4) (7)           18,000                         1.75%
  George W. Freeman (4) (8)              76,800                         7.46%
Ronald L. Ashbaugh (4) (7)               10,000                          (3)
Elizabeth C. Smith (4) (9)               37,580                         3.65%
Robert L. Hunter (5) (10)                 8,550                          (3)
John B. Mason (5) (11)                    4,210                          (3)
Bernadette H. Crooks (5) (12)            82,840                         8.04%
J. Michael King (6) (7)                   5,000                          (3)
 Rodney C. Heeter (6) (13)                5,000                          (3)
David L. Cox (6) (7)                      9,600                          (3)

All Officer and Directors               264,073                        25.64%
as a Group (12 persons)

----------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after April 7, 1997. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Information furnished by the Directors and the Corporation.
(3)  Less than one percent (1%).
(4) A Class C Director Whose Term Expires in 1997 and a nominee for Class C Director Whose Term Expires in 2000, with the exception of Dr. Coulter who has decided not to stand for reelection.
(5)  A Class B Director Whose Term Expires in 1999 .
(6)  A Class A Director Whose Term Expires in 1998.
(7)  All Shares are owned individually.
(8) See footnote (5) above under the caption entitled "Principal Beneficial Owners of the Corporation's Stock."
(9) Of the 37,580 shares beneficially owned by Mrs. Smith, 31,980 are owned individually and 5,600 are held as custodian for her grandchildren.
(10) Of the 8,550 shares beneficially owned by Mr. Hunter, 4,800 shares are owned individually and 3,750 shares are owned individually by his spouse.
(11) Of the 4,210 shares beneficially owned by Mr. Mason, 4,110 shares are owned individually and 100 shares are held as custodian for his daughter.
(12) See footnote (3) above under the caption entitled "Principal Beneficial Owners of the Corporation's Stock."

(13) Of the 5,000 shares beneficially owned by Mr. Heeter, 2,500 shares are owned individually and 2,500 shares are owned individually by his spouse.

                              ELECTION OF DIRECTORS

                  The Corporation has a classified Board of Directors with staggered 3-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the office of one class shall expire each year.

                  Unless otherwise instructed, the Board of Directors of the Corporation or its designee, the proxy holder, will have the right to cast their votes for the nominees, unless the shareholder indicates on his or her Proxy how he or she desires the votes to be cast. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy. The Board of Directors recommends that its nominees be elected as Directors.

                           INFORMATION AS TO NOMINEES,
                        DIRECTORS AND EXECUTIVE OFFICERS

                  The following table contains certain information with respect to the directors, executive officers and nominees:

                      Age as of        Principal Occupation                    Director Since
Name                  12/31/96         for Past Five Years                     Bank/Corporation
----                  --------         -------------------                     ----------------

Class C Directors Whose Term Expires in 1997 and/or
Nominees for Class C Director whose Term Expires in 2000
--------------------------------------------------------

Ronald L. Ashbaugh         61          President                                1971/1989
(1) (5) (8)

Clinton R. Coulter *       88          Retired Medical Doctor                   1962/1989
(1)

George W. Freeman          66          Owner of Freeman's Tree Farm             1964/1989
(4) (5) (6)

Elizabeth C. Smith         65          Retired                                  1995/1995
(3)                                    former Owner of  The Inn at Oakmont

Brian C. McCarrier         33          President Interstate Pipe and
                                       Supply Company


* Dr. Coulter has declined to stand for reelection. He will serve as director emeritus subsequent to the election of directors in 1997.


Class A Directors Whose Term Expires in 1998

Rodney C. Heeter             59         Owner of Heeter Lumber Co.                        1988/1989
(1) (2) (3)

J. Michael King              49         Senior Partner of Lynn, King &                    1988/1989
(1) (4) (5) (6)                         Schreffler, Attorneys at Law

David L. Cox                 46         Senior Vice President                              1991/1991
(1) (5) (6) (8)

Class B Directors Whose Term Expires in 1999

Bernadette H. Crooks         74         Clothing Store Consultant for                     1985/1989
(1) (2) (3)                             Crooks Clothing

Robert L. Hunter             55         Truck Dealer, part owner of                       1974/1989
(3) (4)                                 Hunter Truck Sales and Service,
                                        Inc., Director of Idealease of
                                        North America, Inc.

John B. Mason                48         Insurance Broker for H. B.                        1985/1989
(2) (4) (5) (6)                         Beels & Son, Inc.


--------------------------------
(1) Member of the Investment and Funds Management Committee. This Committee is appointed by the Chairman of the Board and determines investment policy and funds management policy. This committee also recommends investment purchases for the bank portfolio.
(2) Member of the Building Committee. This committee is appointed by the Chairman of the Board and is responsible for overseeing the maintenance of the physical properties of the Bank.
(3) Member of the Audit Committee. This committee is appointed by the Chairman of the Board and meets with the independent auditors to review their audit of the financial reports of the Corporation.
(4) Member of the Salary and Personnel Committee. This committee is appointed by the Chairman of the Board and reviews salary and personnel policy and recommends changes to the Board.
(5) Member of the Loan and Discount committee. This committee is appointed by the Chairman of the Board and is responsible to review and approve loans which exceed the loan officer's lending limits.
(6) Member of the Branching committee. This committee is appointed by the Chairman of the Board and examines and recommends future expansion to the Board of Directors.
(7) Member of the Executive Committee. This committee is appointed by the Chairman of the Board and exercises the authority of the Board of Directors between regularly scheduled meetings of the Board of Directors unless prohibited from so doing by law or regulation.
(8) Mr. Ashbaugh retired as President of the Corporation and Bank, December 31, 1996 and Mr. Cox was appointed President of the Corporation and Bank.

                  Directors received four hundred dollars ($400) per month for their services as Director of the Bank. No additional compensation is paid for service as Directors of the Corporation. During 1996, the Board of Directors of the Corporation held four regular meetings and five special meetings and the Board Of Directors of the Bank held twelve (12) regular meetings. In 1996, each Director was paid a retainer of $4,800 for service as a Board Member. In addition, outside Directors received $100 for each committee meeting that they attended. Prior to May 1996, outside Directors received $50 for each committee meeting attended. During 1996, total fees paid to all Directors were $54,950.

                  Each of the Directors, attended at least seventy-five percent (75%) of the combined total number of meetings of the Corporation's and Bank's Board of Directors and of the committees on which they serve.

                  The  Corporation's   full  Board  of  Directors  acts  as  the
nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with
Section 10.1 of the Corporation's Bylaws.

Remuneration of Officers and Directors

                  The following table sets forth all cash compensation for services in all capacities paid by the Bank during 1996 to the chief executive officer. No other officer's compensation exceeded $100,000. The Corporation pays no salaries or benefits.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                All Other Annual
Name and Principal Position         Year      Salary   Bonus    Compensation (1)
---------------------------         ----      ------   -----    ----------------

Ronald L. Ashbaugh                  1996      $91,418  $ 3,905      $4,800
President and Chairman of           1995      $85,813  $10,243      $4,800
the Board                           1994      $81,375  $ 9,732      $4,800


-------------------------------
(1) Does not include the value of certain other benefits, which do not exceed 10% of the total salary and bonus of the individual.

Pension Plan

                  The Bank maintains a defined benefit pension plan (the "Plan"). The Plan is intended to provide retirement and certain other benefits to eligible employees and their beneficiaries. An individual is eligible to participate in the Plan if he or she is an employee of the Bank and has completed five (5) years of service or reached fifty-five (55) years of age unless (1) the employee is covered under another plan to which the Bank contributes; or (2) the employee is covered under a collective bargaining agreement with the Bank that does not provide for coverage under the Plan.

                  An employee's expected monthly pension payable is based upon a formula. Full vesting occurs after the completion of five (5) years of service. In 1996, the Bank made no contribution to the Plan.

                  As of December 31, 1996, Mr. Ashbaugh had 38 years of credited service under the Plan; Mr. Cox had 23 years of credited service under the Plan; Mr. Larimore had 23 years of credited service under the Plan.

Certain Transactions

                  There have been no material transactions, proposed or consummated, between the Corporation and the Bank with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. All loans to executive officers and directors of the Corporation and the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features.

Principal Officers of the Corporation

                  The following table sets forth selected information about the principal officers of the Corporation, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

                                                   Bank
                                    Held         Employee     Age as of
                                    Since          Since   December 31, 1996
                                    -----          -----   -----------------

Ronald L. Ashbaugh                   1989           1959         61
President (1)

David L. Cox,                        1989           1973         46
Vice President  (1)

Ronald L. Larimore,                  1989           1973         50
Secretary

John J. Boczar, CPA                  1996           1996         38
Treasurer

---------------------
(1) Mr. Ashbaugh retired as President of the Corporation and Bank, December 31, 1996 and Mr. Cox was appointed President of the Corporation and Bank.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of S.
R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania ("Snodgrass"), as the Corporation's independent public accountants for its fiscal year ending December 31, 1997. The Corporation has been advised by Snodgrass that none of its members has any financial interest in the Corporation. Ratification of Snodgrass will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Snodgrass served as the Corporation's independent public accountants for the Corporation's 1996 fiscal year.

                  In addition to performing customary audit services, Snodgrass assisted the Corporation with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the accountants.

                  In the event that the shareholders do not ratify the selection of Snodgrass as the Corporation's independent public accountants for the 1997 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 1997 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Snodgrass as the auditors for the Corporation for the year ending December 31, 1997.

                  It is understood that even if the selection of Snodgrass is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Corporation and its shareholders.

                                  ANNUAL REPORT

                  A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996, is being mailed with this Proxy Statement. Such Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference. A representative of Snodgrass, the accounting firm which examined the financial statements in the Annual Report, will not attend the Annual Meeting.

                              SHAREHOLDER PROPOSALS

                  Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Emclaire Financial Corp. at the principal executive offices of the Corporation at 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, not later than Friday, December 15, 1997.

                                  OTHER MATTERS

                  The Board of Directors does not know of any matters to be presented for consideration other than the matter described in the Notice of Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                             ADDITIONAL INFORMATION

                  Upon written request, a copy of the Annual Report on Form 10-KSB of Emclaire Financial Corp. may be obtained, without charge from John
J. Boczar, Treasurer, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373.

Appendix A

                            EMCLAIRE FINANCIAL CORP.
                                      PROXY
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby constitutes and appoints the Board of Directors of Emclaire Financial Corp. (the "Corporation"), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 21, 1997, at the Holiday Inn, I-80 and Route 68, Clarion, Pennsylvania 16214, at 7:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS C DIRECTORS

                                                  FOR               AGAINST
                  Ronald L. Ashbaugh             [    ]              [    ]
                  George W. Freeman              [    ]              [    ]
                  Elizabeth C. Smith             [    ]              [    ]
                  Brian C. McCarrier             [    ]              [    ]

2. Ratification of the selection of S. R. Snodgrass, A.C., Certified Public Accountants, as auditors of the Corporation for the year ending December 31, 1997.

     [   ]    FOR                                [    ]   AGAINST

3. In its discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL NO. 2.

Dated:____________, 1997         [    ] Please check here if you plan to attend
                                        the Annual Meeting
                                 Number attending _________________



--------------------------------------  ----------------------------------------
SIGNATURE OF SHAREHOLDER                SIGNATURE OF SHAREHOLDER



--------------------------------------  ----------------------------------------
PRINT NAME OF SHAREHOLDER               PRINT NAME OF SHAREHOLDER

Number of Shares Held of
Record on April 7, 1997:_______________

     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.
                          -----------------------------------------------